Exhibit 99.1

Hycroft Files Second Quarter 2025 10-Q and Provides Corporate Update

WINNEMUCCA, NV, July 31, 2025 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”) announces second quarter 2025 results and filing of its Form 10-Q.

President’s Message

In the second quarter of 2025, Hycroft advanced several key activities:

●	Strengthened the balance sheet by completing a public offering of Units, raising $40.7 million in cash in June 2025 (net of underwriters’ discount, before expenses). The exercise of the over-allotment option in July 2025 increased total proceeds to approximately $45.0 million (also net of underwriters’ discount, before expenses).

●	As a result of the offering, Eric Sprott’s 2176423 Ontario Ltd. increased its ownership in the Company from 7% to 22% and approximately 15 new institutions came into the shareholder registry.

●	Funded and further developed the 2025-2026 Exploration Drill Program that will focus on expanding the high-grade silver systems commencing in early August 2025 and continuing into 2026. The Program anticipates 14,500 meters of core drilling along with programs for geophysics, geochemistry, and other step out exploration activities focusing on the new high-grade silver systems at Brimstone and Vortex and the new target area at Manganese (located east of Brimstone).

●	Continued metallurgical and variability test work for pressure oxidation and roasting of sulfide concentrate, with results expected mid-summer that will be incorporated into the next technical report expected in the fourth quarter of 2025.

●	Continued, in light of strong gold and silver prices and the discovery of new oxide (heap leach) target areas, to evaluate the potential to initiate a heap leach operation as an early-stage development ahead of the planned milling operation.

The Company has steadily achieved key milestones in 2025, positioning it to capitalize on new opportunities identified in 2024. Completing technical studies for the next phase of operations remains a top priority, alongside continuing exploration drilling of high-grade silver trends and advancing technical and economic evaluations of oxide mineralization for potential mining and leaching. Hycroft is uniquely positioned to benefit from the current strength in precious metals, supported by its world-class Nevada asset. With over 64,000 acres—less than 10% of which have been explored—expanding high-grade discoveries, existing infrastructure, an experienced core development and operating team, and major permits already in place, Hycroft is significantly ahead of many development-stage companies and well positioned to capture future growth in a robust market environment.

Second Quarter 2025 HIGHLIGHTS

Corporate Highlights

●	Safety: The Nevada Mining Association (“NVMA”) awarded Hycroft the 2025 first place NVMA Operator Safety Award for small surface mines. Hycroft has maintained a 0.00 TRIFR for more than two and a half years, operating over 1.3-million-man hours without a Lost Time Incident.

●	Environmental: Through June 30, 2025, Hycroft maintained an impeccable environmental record and was recognized as stewards of successful reclamation.

●	Balance Sheet: The Company ended the second quarter with unrestricted cash of $68.8 million, restricted cash of $30.0 million and total debt of $131.0 million.

Operational Highlights

●	Exploration: In the first half of 2025, the Company advanced its geologic model by incorporating new silver systems and structural data from 2024 programs, and improved understanding of mineral domains through geochemical analysis. The newly updated geologic model will be used to guide the next phase of drilling planned to begin in August 2025.

●	Technical Studies: During the first six months of 2025, the Company advanced metallurgical and engineering work for a potential sulfide milling operation, showing improved gold and silver recoveries through flotation testing. Ongoing studies are focused on optimizing processing methods, including roasting and pressure oxidation, with supporting work on plant design and infrastructure. Trade-off studies will follow to determine the most economically viable processing technology for the Hycroft Mine. The technical study with economics is expected to be complete in the fourth quarter of 2025.

The Company’s Form 10-Q for the period ended June 30, 2025, was filed July 31, 2025, and is available at www.sec.gov/edgar. See “Cautionary Note Regarding Forward-Looking Statements” below.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a U.S.-based gold and silver company exploring and developing the Hycroft Mine, one of the world’s largest precious metals deposits located in northern Nevada, a Tier-1 mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into a large-scale milling operation for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to unlock the full potential of our expansive +64,000-acre land package, of which less than 10% has been explored. In 2023 continuing in 2024, Hycroft announced the discovery of two new high-grade silver systems within the known resource area. These discoveries represent a significant new value driver for the Hycroft Mine that the Company is following up on with additional drilling in 2025 and 2026.

For further information, please contact:

info@hycroftmining.com

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward- looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re- establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following, and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.